                                                                    Exhibit 99.1

                                                                   [LOGO OF TSI]
FOR IMMEDIATE RELEASE

Contact: TSI
         Helen Harris
         (813) 273-3939
         (813) 431-5298 (mobile)
         hharris@tsiconnections.com

                      TSI Announces Acquisition of Brience

TAMPA, Fla. July 23, 2003 - TSI Telecommunication Services Inc. (TSI) (www.tsiconnections.com), a global communications technology company, today announced it has acquired Brience, Inc. Brience is a software company that develops mobile communication solutions for wireless operators and enterprise customers.

Brience's product set enables secure application usage and delivery of high value content across multiple devices, software platforms and networks. The company's products and development capabilities will expand the breadth of TSI's existing suite of Mobile Data Solutions, which includes WLAN services, rating, clearing and settlement, SMS, GRX packet data network and data marketplace services.

Brience's leading product is its Mobile Processing Server, an integrated content processing application that optimizes the way users access business information or other content. It is currently in use by one of the top U.S. wireless carriers.

"The market for mobile data continues to expand. With this acquisition, we intend to leverage Brience's software development expertise to meet the needs of wireless operators and enterprise customers," said TSI CEO Ed Evans.

TSI acquired Brience, Inc. in a stock transaction.

                                     # # #

About TSI

TSI Telecommunication Services Inc. (TSI) is a global communications technology company specializing in innovative business and network engineering solutions that manage and interconnect voice and data systems in 26 countries throughout North America, Central and Latin America, Asia Pacific and Europe. TSI provides technology interoperability, network services and call processing to more than 250 mobile operators, wireline carriers, emerging telecom market entrants and business customers. Products include SS7 intelligent network solutions, clearing and settlement services, voice and data roaming facilitation, fraud management, revenue enhancement solutions and more than 25 other integrated services. TSI is a privately owned corporation headquartered in Tampa, Fla., U.S.A., with offices in major cities throughout the United States and offices in Amsterdam, London, Luxembourg, Beijing and Hong Kong. For more information, visit www.tsiconnections.com.

CUSIP: 87287VAB8 Bloomberg Tickers: TSITEL (Bond) 32497Z (Equity)

Cautions about Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements regarding the TSI's plans, intentions and expectations. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements.